                                                                    EXHIBIT 4.2

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                                  THIRTY-FIFTH
                             SUPPLEMENTAL INDENTURE
                                       TO
                            INDENTURE OF MORTGAGE AND
                                  DEED OF TRUST
                            DATED AS OF MARCH 1, 1944

                                ---------------

                                 AS RESTATED IN
                           PART II OF THE TWENTY-NINTH
                SUPPLEMENTAL INDENTURE DATED AS OF JULY 15, 1989
                     WHICH BECAME EFFECTIVE ON APRIL 1, 1994

                                ---------------

                        MICHIGAN CONSOLIDATED GAS COMPANY

                                       TO

                                 CITIBANK, N.A.

                                       AND

                               ROBERT T. KIRCHNER
                                    TRUSTEES

                            DATED AS OF JUNE 18, 1998

                                ---------------

                   CREATING AN ISSUE OF FIRST MORTGAGE BONDS,
                                  DESIGNATED AS

                                COLLATERAL BONDS


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                        MICHIGAN CONSOLIDATED GAS COMPANY

                       THIRTY-FIFTH SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE 18, 1998
                      SUPPLEMENTAL TO INDENTURE OF MORTGAGE
                                AND DEED OF TRUST
                            DATED AS OF MARCH 1, 1944

                                ---------------

                               TABLE OF CONTENTS*

                                ---------------

                                                                         PAGE
                                                                         ----
                                    ARTICLE I

CREATION OF AN ISSUE OF FIRST MORTGAGE BONDS, DESIGNATED AND
   DISTINGUISHED AS "COLLATERAL BONDS"..................................  3
        SECTION 1.......................................................  3
        SECTION 2.......................................................  4
        SECTION 3.......................................................  5
        SECTION 4.......................................................  5
        SECTION 5.......................................................  5

                                   ARTICLE II

ISSUE OF COLLATERAL BONDS ..............................................  5

                                   ARTICLE III

THE TRUSTEES............................................................  6

                                   ARTICLE IV

MISCELLANEOUS PROVISIONS................................................  6




* NOTE: The Table of Contents is not part of the original Indenture as executed.

      THIS THIRTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of the 18th day of June, 1998, between MICHIGAN CONSOLIDATED GAS COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Michigan (hereinafter called the "Company"), having its principal place of business at 500 Griswold Street, Detroit, Michigan, party of the first part, and CITIBANK, N.A. (formerly First National City Bank), a national banking association incorporated and existing under and by virtue of the laws of the United States of America, having an office at 111 Wall Street in the Borough of Manhattan, The City of New York, New York, successor to CITY BANK FARMERS TRUST COMPANY (hereinafter with its predecessors as trustee called the "Mortgage Trustee"), and ROBERT T. KIRCHNER, having an office at 120 Wall Street, 13th Floor, New York, New York, successor to RALPH E. MORTON as individual trustee (hereinafter with his predecessors as individual trustee called the "Individual Trustee"), as Trustees under the Indenture hereinafter mentioned, parties of the second part (the Mortgage Trustee and Individual Trustee being hereinafter together referred to as the "Trustees"):

      WHEREAS, the Company has heretofore executed and delivered to the Trustees an Indenture of Mortgage and Deed of Trust (hereinafter called the "Original Indenture"), dated as of March 1, 1944;

      WHEREAS, the Twenty-ninth Supplemental Indenture, which became effective April 1, 1994 provided for the modification and restatement of the Original Indenture, as previously amended (the "Indenture"), and secures the Company's First Mortgage Bonds, unlimited in aggregate principal amount except as therein otherwise provided:

         Thirtieth Supplemental Indenture, dated as of September 1, 1991; Thirty-first Supplemental Indenture, dated as of December 15, 1991; Thirty-second Supplemental Indenture, dated as of January 5, 1993; Thirty-third Supplemental Indenture, dated as of May 1, 1995; Thirty-fourth Supplemental Indenture, dated as of November 1, 1996; and

         WHEREAS, at the date hereof there were outstanding First Mortgage Bonds of the Company issued under the Indenture, of 6 series (all outstanding bonds of 25 other series having been previously retired) in the principal amounts set forth below:



                                                                                                          Amount
                                                                                Amount                  Outstanding
                      Designation of Series                                Initially Issued            As of 6/18/98
                     -----------------------                               ----------------            -------------
First Mortgage Bonds
   (Secured Medium-Term Notes, Series A)
   9-1/8% Series due 2004.........................................           $ 55,000,000              $ 18,000,000
First Mortgage Bonds
   9-1/2% Series due 2021.........................................             40,000,000                40,000,000
First Mortgage Bonds
   (Secured Term Notes, Series A)
   8% Series due 2002.............................................             70,000,000                17,314,000
   7-1/2% Series due 2020.........................................             10,000,000                 9,922,000
   6-3/4% Series due 2023.........................................             20,000,000                16,967,000
First Mortgage Bonds
   (Secured Term Notes, Series B)
   5-3/4% Series due 2001.........................................             60,000,000                60,000,000
   8-1/4% Series due 2014.........................................             80,000,000                80,000,000
   7-1/2% Series due 2020.........................................             20,000,000                19,719,000
   7% Series due 2025.............................................             40,000,000                40,000,000
First Mortgage Bonds
   (Secured Term Notes, Series B)
   6.51% Series due 1999..........................................             30,000,000                30,000,000
   6.72% Series due 2003..........................................              4,150,000                 4,150,000
   6.80% Series due 2003..........................................             15,850,000                15,850,000
   7.15% Series due 2006..........................................             40,000,000                40,000,000
   7.06% Series due 2012..........................................             40,000,000                40,000,000
First Mortgage Bonds
   (Secured Medium-Term Notes, Series C)
   7.21% Series due 2007..........................................             30,000,000                30,000,000
   7.60% Series due 2017..........................................             15,000,000                14,990,000


and

         WHEREAS, the Company desires in and by this Thirty-fifth Supplemental Indenture to create a Thirty-second series of bonds and certain subseries thereunder to be issued under the Indenture, to designate or otherwise distinguish such series, to specify the particulars necessary to describe and define the same, and to specify such other provisions and agreements in respect thereof as are in the Indenture provided or permitted; and

         WHEREAS, all the conditions and requirements necessary to make this Thirty-fifth Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Thirty-fifth Supplemental Indenture in the form and with the terms hereof have been in all respects duly authorized;

         NOW, THEREFORE, it is agreed by and between the Company and the Trustees as follows:

                                    ARTICLE I
          CREATION OF AN ISSUE OF FIRST MORTGAGE BONDS, DESIGNATED AND
                       DISTINGUISHED AS "COLLATERAL BONDS"

         SECTION 1. There is hereby created a series of bonds to be issued under and secured by the Indenture, to be known as "First Mortgage Bonds," designated and distinguished as "Collateral Bonds" of the Company (herein collectively sometimes called the "Collateral Bonds"). The Collateral Bonds may be issued without limitation as to aggregate principal amount except as provided in the Indenture and in this Thirty-fifth Supplemental Indenture. The Collateral Bonds shall be registered bonds without coupons and shall be dated as of the date of the authentication thereof by the Trustee.

         Separate series of Collateral Bonds are being issued by the Company contemporaneously with the issuance of separate series of senior debt securities of the Company including, initially, those designated "Extendable Mandatory Par Put Remarketed Securities ("MOPPRS(sm)") due June 30, 2038" and "Resetable Mandatory Putable/remarketable Securities ("MAPS(sm)"), due June 30, 2038" and are being issued and delivered to Citibank, N.A., as trustee (in such capacity, together with any successor trustee(s), the "Senior Trustee") under the Indenture dated as of June 1, 1998, governing such senior debt securities (the "Senior Indenture"), in such capacity, as collateral for the benefit of the holders of such securities. The series of such senior debt securities collateralized by any Collateral Bonds shall be referred to as the "Related Notes" with respect to such Collateral Bonds.

         The Collateral Bonds shall bear interest at such rate or rates and be payable on such date or dates, shall mature and be subject to mandatory or optional redemption on such date or dates and shall have such other terms and provisions not inconsistent with the Indenture as are set forth in the forms of Collateral Bonds attached as Appendix I and II hereto (herein sometimes called the "Bond Forms") or otherwise as the Board of Directors may determine in accordance with a resolution filed with the Mortgage Trustee and referring to this Thirty-fifth Supplemental Indenture (herein called an "Authorizing Resolution"). Resolutions of the Board of Directors of the Company establishing the terms of the Related Notes with respect to any Collateral Bonds shall constitute Authorizing Resolutions for purposes of establishing the terms of such Collateral Bonds. An Authorizing Resolution may alter, correct or change the form of any of the Bond Forms prior to the issue and authentication of any Collateral Bond provided that the substantive terms contained in any of any of the Bond Forms is not changed in any manner adverse to the holder of any Collateral Bonds.

         So long as there is no existing default in the payment of interest on the Collateral Bonds, all Collateral Bonds authenticated by the Trustee after the Record Date specified for any interest payment date, and prior to such interest payment date (unless the issue date hereinafter specified is after such Record Date) shall be dated the date of authentication, but shall bear interest from such interest payment date, and the person in whose name any Collateral Bond is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such Collateral Bond subsequent to the Record Date and on or prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Collateral Bond is registered on the Record Date for the interest payment date fixed by the Company for the payment of such defaulted interest, provided that in no case shall such Record Date be less than ten days after notice thereof shall have been mailed to all registered holders of Collateral Bonds; and provided that interest payable on a maturity date shall be payable to the person to whom the principal thereof is payable. If the issue date of any Collateral Bond is after such Record Date, such Bond shall bear interest from the issue date but payment of interest shall commence on the second interest payment date next succeeding the issue date. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the holder receives notice.

         The terms "Record Date"and "Business Day" as used herein are defined in the Bond Forms.

         The term "issue date" as used herein with respect to Collateral Bonds of a designated interest rate and maturity shall mean the date of first authentication of Collateral Bonds of such designated interest rate and maturity.

         As used in this Section 1, the term "default in the payment of interest" means failure to pay interest on the applicable interest payment date disregarding any period of grace permitted by Section 9.01 of the Indenture.

         The Company shall make payments of the principal of, and premium or interest on, the Collateral Bonds to the Senior Trustee, which payments shall be applied by the Senior Trustee to satisfaction of obligations on the Related Notes in respect of such Collateral Bonds.

         SECTION 2. Each series of Collateral Bonds shall be redeemed if and to the extent the Related Notes with respect to such Collateral Bonds are redeemed, as provided in the Senior Indenture and in such Related Notes. The redemption price in respect of any Collateral Bonds (including principal, premium, if any, and interest thereon) shall be the redemption price applicable to the Related Notes with respect to such Collateral Bonds. Any notice required to be furnished to the holders of the Collateral Bonds or the Trustees relating to the redemption of such Collateral Bonds shall be considered furnished by the delivery of appropriate notice to the holders of the Related Notes or the Senior Trustee, as the case may be, as provided in the Senior Indenture and the Related Notes with respect to such Collateral Bonds. Any redemption payment made by the Company on the Related Notes (whether for principal, premium, if any, or interest) shall be applied by the Senior Trustee as payment of the redemption price in respect of the correspondingly redeemed Collateral Bonds. In the event the Related Notes with respect to a series of Collateral Bonds are redeemed in part, an equivalent aggregate principal amount of the corresponding series of Collateral Bonds shall be so redeemed, the Senior Trustee, as holder of the Collateral Bonds as collateral for such Related Notes, shall deliver to the Mortgage Trustee for cancellation an equivalent principal amount of Collateral Bonds of the series corresponding to the Related Notes so redeemed, and the Company shall execute and the Mortgage Trustee shall authenticate and deliver, without charge, to the Senior Trustee, as holder thereof, one or more new Collateral Bonds of authorized denominations for the unredeemed balance of any Collateral Bonds surrendered for redemption in connection with the redemption of the Related Notes.

         SECTION 3. The Collateral Bonds shall be registered bonds without coupons. The Mortgage Trustee shall be the registrar and paying agent for the Collateral Bonds, which duties it hereby accepts. Collateral Bonds may be issued in the denomination of $1,000 or any integral multiple thereof.

         SECTION 4. Collateral Bonds shall be exchangeable, at the option of the registered owners thereof and upon surrender thereof at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, New York, for registered bonds of the same aggregate principal amount and other terms, but of different authorized denomination or denominations, such exchanges to be made without service charge (except for any stamp tax or other governmental charge).

         Every bond so surrendered shall be accompanied by a proper transfer power duly executed by the registered owner or by duly authorized attorney transferring such bond to the Company, and the signature to such transfer power shall be guaranteed to the satisfaction of the Trustee. All bonds so surrendered shall be forthwith canceled and delivered to or upon the order of the Company. All bonds executed, authenticated and delivered in exchange for bonds so surrendered shall be valid obligations of the Company, evidencing the same debt as the bonds surrendered, and shall be secured by the same lien and be entitled to the same benefits and protection as the bonds in exchange for which they are executed, authenticated and delivered.

         The Company shall not be required to make any such exchange or any registration of transfer (1) during a period of fifteen days next preceding any interest payment date, but only if there is an existing default in the payment of interest on the Collateral Bonds on which such payment is due or (2) after the bond so presented for exchange or registration of transfer, or any portion thereof, has been called for redemption and notice thereof given to the registered owner.

         SECTION 5. Pending the preparation of definitive Collateral Bonds the Company may from time to time execute, and upon its written order, the Trustee shall authenticate and deliver, in lieu of such definitive bonds and subject to the same provisions, limitations and conditions, one or more temporary bonds, in registered form, of any denomination specified in the written order of the Company for the authentication and delivery thereof, and with such omissions, insertions and variations as may be determined by the Board of Directors of the Company. Such temporary bonds shall be substantially of the tenor of the bonds to be issued as herein before recited, but such temporary bonds may, in lieu of the statement of the specific redemption prices required to be set forth in Collateral Bonds in definitive form.

         If any such temporary Collateral Bonds shall at any time be so authenticated and delivered in lieu of definitive bonds, the Company shall upon request at its own expense prepare, execute and deliver to the Trustee and thereupon, upon the presentation and surrender of temporary bonds, the Trustee shall authenticate and deliver in exchange therefor, without charge to the holder, definitive bonds of the same series and other terms, if any, and for the same principal sum in the aggregate as the temporary bonds surrendered. All temporary bonds so surrendered shall be forthwith canceled by the Trustee and delivered to or upon the order of the Company. Until exchanged for definitive bonds the temporary bonds shall in all respects be entitled to the lien and security of the Indenture and all supplemental indentures.


                                   ARTICLE II
                            ISSUE OF COLLATERAL BONDS

         Collateral Bonds, of the Thirty-second Series, in the aggregate principal amount of $400,000,000 including, without limitation, Collateral Bonds designated Collateral Bonds, Series A, in the aggregate principal amount of $75,000,000 and Collateral Bonds, Series B, in the aggregate principal amount of $75,000,000, may be executed, authenticated and delivered from time to time as permitted by the provisions of the Indenture.


                                   ARTICLE III
                                  THE TRUSTEES

         The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-fifth Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustees by reason of this Thirty-fifth Supplemental Indenture other than as set forth in the Indenture and this Thirty-fifth Supplemental Indenture is executed and accepted on behalf of the Trustees, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

         Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Indenture shall be deemed to be incorporated in, and made a part of, this Thirty-fifth Supplemental Indenture and the Twenty-ninth Supplemental Indenture dated as of July 15, 1989, by the Thirtieth Supplemental Indenture dated as of September 1, 1991, by the Thirty-first Supplemental Indenture dated as of December 15, 1991, by the Thirty-second Supplemental Indenture dated as of January 5, 1993, by the Thirty-third Supplemental Indenture dated as of May 1, 1995, by the Thirty-fourth Supplemental Indenture dated as of November 1, 1996, and by this Thirty-fifth Supplemental Indenture is in all respects ratified and confirmed; and the Indenture and said Supplemental Indentures shall be read, taken and construed as one and the same instrument.

         Nothing in this Thirty-fifth Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the holders of Collateral Bonds issued and to be issued under and secured by the Indenture, any legal or equitable right, remedy or claim under or in respect of this Thirty-fifth Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Thirty-fifth Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of bonds issued and to be issued under the Indenture and secured thereby.

         All covenants, promises and agreements in this Thirty-fifth Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns whether so expressed or not.

         This Thirty-fifth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this Thirty-fifth Supplemental Indenture to be executed by its Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President, or any other officer selected by the Board of Directors, and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and Citibank, N.A., as Mortgage Trustee as aforesaid, has caused the same to be executed by one of its authorized signatories and its corporate seal to be hereunto affixed, duly attested by another one of its authorized signatories, and Robert T. Kirchner, as Individual Trustee as aforesaid, has hereunto affixed his signature, on the respective dates of their acknowledgments hereinafter set forth, as of the date and year first above written.


         MICHIGAN CONSOLIDATED GAS COMPANY


         By /s/ Howard L. Dow III               Attest: /s/ Ronald E. Christian
            ----------------------------------         -------------------------
            Name: Howard L. Dow III                    Name: Ronald E. Christian
            Tile: Senior Vice President and CFO        Title: Vice President,
                                                              General Counsel
                                                              and Secretary
                500 Griswold Street                          500 Griswold Street
                Detroit, Michigan                            Detroit, Michigan

         Signed, sealed, acknowledged and
         delivered by MICHIGAN CONSOLIDATED
         GAS COMPANY in the presence of:

         /s/ Robert A. DeGryse
         ---------------------------------


         /s/ Michael J. Way
         ---------------------------------


         Citibank, N.A., as Mortgage Trustee,


         By /s/ Lawrence Mills                  Attest: /s/ Peter M. Pavlyshin
            ------------------------------              -----------------------
            Lawrence Mills                              Peter M. Pavlyshin
            Senior Trust Officer                        Trust Officer
            111 Wall Street
            New York, New York

            /s/ Robert T. Kirchner
            ------------------------------
            Robert T. Kirchner
            as Individual Trustee
            111 Wall Street, 5th Floor
            New York, New York



              Signed, sealed, acknowledged and
              delivered by CITIBANK, N.A. and
              ROBERT T. KIRCHNER, in the presence of:


         /s/ Rosemary Melendez
         ---------------------------------
         Rosemary Melendez

         /s/ Doris Ware
         ---------------------------------
         Doris Ware

State of Michigan          }
                           } ss.
County of Wayne            }


         The foregoing instrument was acknowledged before me this 18th day of June, 1998, by Howard L. Dow III, of MICHIGAN CONSOLIDATED GAS COMPANY, a Michigan corporation, on behalf of the corporation.


                                          /s/ Janice Ann Beal

                                          Notary Public, Wayne County, Michigan
                                          My Commission Expires: February 2,001


State of New York          }
                           } ss.
County of New York         }


         The foregoing instrument was acknowledged before me this 22nd day of June, 1998, by F. Mills, Senior Trust Officer of Citibank, N.A., a national banking association, on behalf of the association, as Trustee, and Robert T. Kirchner, as Individual Trustee as in said instrument described.

                                          /s/ Jeffrey Berger

                                          Notary Public, State of New York
                                          No. 01BE5015814
                                          Qualified in Kings County
                                          Commission Expires: July 26, 1999

                                                                      APPENDIX I

No.  R-1                                                        Principal Amount

                                                                   $75,000,000


                        MICHIGAN CONSOLIDATED GAS COMPANY
                    FIRST MORTGAGE BONDS, COLLATERAL SERIES A
                                being a series of
                              FIRST MORTGAGE BONDS


ORIGINAL ISSUE DATE:  June 23, 1998                MATURITY DATE:  June 30, 2038

THE FIRST MORTGAGE BONDS, COLLATERAL SERIES A (HEREINAFTER, "COLLATERAL BONDS"), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO CITIBANK, N.A., AS TRUSTEE (IN SUCH CAPACITY, THE "SENIOR TRUSTEE") UNDER AN INDENTURE, DATED AS OF JUNE 1, 1998, BETWEEN THE COMPANY AND THE SENIOR TRUSTEE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE THERETO DATED AS OF JUNE 18, 1998 (AS SO SUPPLEMENTED, THE "SENIOR INDENTURE"). THE COLLATERAL BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF $75,000,000 AGGREGATE PRINCIPAL AMOUNT OF EXTENDABLE MANDATORY PAR PUT REMARKETED SECURITIES DUE JUNE 30, 2038 (THE "RELATED NOTES") ISSUED PURSUANT TO THE SENIOR INDENTURE.

THE COLLATERAL BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR TRUSTEE) UNTIL THE EARLIER OF THE RELEASE DATE (AS DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED NOTES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.

THE INTEREST RATE ON THE COLLATERAL BONDS SHALL AT ALL TIMES BE IDENTICAL TO THAT OF, AND SHALL BE ESTABLISHED IN THE MANNER SET FORTH IN, THE RELATED NOTES, A FORM OF WHICH IS ANNEXED HERETO AS APPENDIX I.

THE INTEREST PAYMENT DATES IN RESPECT OF THE COLLATERAL BONDS SHALL AT ALL TIMES BE IDENTICAL TO THOSE OF, AND SHALL BE ESTABLISHED IN THE MANNER SET FORTH IN, THE RELATED NOTES.

THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, THE COLLATERAL BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE RELATED NOTES.

THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE RELATED
NOTES.



     MICHIGAN CONSOLIDATED GAS COMPANY (hereinafter called the "Company"), a corporation of the State of Michigan, for value received, hereby promises to pay to CITIBANK, N.A., as trustee for the benefit of the holders of the Related Notes, or registered assigns (in such capacity, the "Senior Trustee"), the sum of SEVENTY-FIVE MILLION DOLLARS ($75,000,000)
on the Maturity Date specified above, at the corporate trust office of the Mortgage Trustee hereinafter named in the Borough of Manhattan, The City of New York, New York, or at the principal office of any successor in trust, in lawful money of the United States of America, and to pay interest thereon at the Interest Rate(s) from time to time specified in or determined pursuant to the Related Notes, in like lawful money payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York on such interest payment date(s) and on the Maturity Date (each an "Interest Payment Date") as provided in the Related Notes, from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid, commencing on the Interest Payment Date next succeeding the Original Issue Date, until the Company's obligation with respect to the payment of such principal sum shall be discharged as provided in the Secured Indenture hereinafter mentioned and the Senior Indenture. If the date of the Collateral Bonds represented by this certificate is after a Record Date (as defined below) with respect to any Interest Payment Date and prior to such Interest Payment Date, then payment of interest shall commence on the second Interest Payment Date succeeding such date. If the Company shall default in the payment of interest due on any Interest Payment Date, then interest shall be payable from the next preceding Interest Payment Date to which interest has been paid, or, if no such interest has been paid on the Collateral Bonds represented by this certificate, from the Original Issue Date. So long as there is no existing default in the payment of interest, the person in whose name the Collateral Bonds represented by this certificate were registered at the close of business on the relevant Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, except that if the Company shall default in the payment of interest due on such Interest Payment Date, such defaulted interest shall be paid to the person in whose name the Collateral Bonds represented by this Certificate are registered on the Record Date for the Interest Payment Date fixed by the Company for the payment of such defaulted interest, provided that in no case shall such Record Date be less than ten days after notice thereof shall have been mailed to all registered holders of Collateral Bonds. The term "Record Date" as used herein with respect to any Interest Payment Date shall mean the last Business Day which is more than ten calendar days prior to such Interest Payment Date.

         "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the city of New York are required or authorized to close and, in the case of Related Notes in the Floating Rate Mode (as defined in the form of Related Note), a day that is also a London Business Day. "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         The bonds represented by this certificate, of the series hereinafter specified, are bonds of the Company (herein called the "bonds") known as its "First Mortgage Bonds," issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust dated as of March 1, 1944, duly executed by the Company to City Bank Farmers Trust Company (now known as Citibank, N.A., successor trustee, as "Mortgage Trustee") and Ralph E. Morton (Robert T. Kirchner, successor individual trustee and, together with Citibank, N.A., the "Secured Trustees") as restated in Part II of the Twenty-ninth Supplemental Indenture dated as of July 15, 1989, which became effective on April 1, 1994, to which indenture and all indentures supplemental thereto executed on and after July 15, 1989 reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the bonds are, and are to be, issued and secured, and the rights of the holders of the bonds and of the Secured Trustees in respect of such security (which indenture and all indentures supplemental thereto, including the Thirty-fifth Supplemental Indenture dated as of June 18, 1998, are hereinafter collectively called the "Secured Indenture"). As provided in the Secured Indenture, the bonds may be for various principal sums and are issuable in series, which may mature at different times, may bear interest at different rates and may otherwise vary as therein provided. The bonds represented by this certificate are part of a Series designated "Collateral Bonds," herein called Collateral Bonds, created by the Thirty-fifth Supplemental Indenture dated as of June 18, 1998, as provided for in the Secured Indenture.

         With the consent of the Company and to the extent permitted by and as provided in the Secured Indenture and the Senior Indenture, the rights and obligations of the Company and/or the rights of the holders of the Collateral Bonds of the Thirty-second Series and/or the terms and provisions of the Secured Indenture may be modified or altered by such affirmative vote or votes of the holders of the Related Notes then outstanding as are specified in the Senior Indenture.

         The Collateral Bonds shall be redeemed if and to the extent Related Notes are redeemed, as provided in the Senior Indenture with respect to the Related Notes and in the Related Notes.

         In case an event of default as defined in the Secured Indenture or the Senior Indenture shall occur, the principal of the Collateral Bonds may become or be declared due and payable in the manner, with the effect, and subject to the conditions provided in the Secured Indenture and the Senior Indenture.

         The Senior Trustee has agreed pursuant to the Senior Indenture to hold the Collateral Bonds as collateral for the benefit of the holders of the Related Notes under all circumstances and not to transfer (except to a successor trustee) such Collateral Bonds until the earlier of the Release Date or the prior retirement of the Related Notes through redemption, repurchase or otherwise. "Release Date" means the date on which all First Mortgage Bonds of the Company issued and outstanding under the Secured Indenture, other than the Collateral Bonds, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise provided that no default or event of default has occurred and is continuing under the Senior Indenture. On the Release Date, the Senior Trustee shall deliver to the Company for cancellation all Collateral Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Related Notes of the occurrence of the Release Date. As a result, on the Release Date, the Collateral Bonds shall cease to secure the Related Notes. Following the Release Date, the Company shall cause the Secured Indenture to be closed, and the Company shall not issue any additional Collateral Bonds to be issued thereunder. From and after the Release Date, the Company's obligations in respect of the Collateral Bonds shall be satisfied and discharged.

         No recourse shall be had for the payment of the principal of, or the interest on, the Collateral Bonds, or for any claim based hereon or otherwise in respect of the Collateral Bonds or the Secured Indenture, Senior Indenture or any indenture supplemental to either thereof, or against any incorporator, stockholder, director or officer, past, present or future, of the Company, as such, or any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being waived and released by the owner hereof and every owner of any Related Note by the acceptance of the Collateral Bonds or such Related Note, as the case may be, and as part of the consideration for the issue thereof, and being likewise waived and released pursuant to the Secured Indenture and the Senior Indenture.

         The Collateral Bonds shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been manually executed by the Mortgage Trustee or its successor in trust under the Secured Indenture.

         IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this certificate to be executed under its name with the signature of its Chairman, Chief Executive Officer, President, Vice Chairman or a Vice-President, or any other officer selected by the Board of Directors, under its corporate seal, which may be a facsimile, attested with the signature of its Secretary or one of its Assistant Secretaries.

Dated:  June 23, 1998

                                             MICHIGAN CONSOLIDATED GAS COMPANY

                                      By

                                          President and Chief Executive Officer

Attest:



                                          Secretary

         The bonds represented by this certificate constitute Collateral Bonds of the series designated and described in the within-mentioned Secured Indenture.

                                          CITIBANK, N.A., as Mortgage Trustee


                                      By
                                          Authorized Officer


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                                                                   APPENDIX II

No.  R-1                                                        Principal Amount

                                                                   $75,000,000


                        MICHIGAN CONSOLIDATED GAS COMPANY
                    FIRST MORTGAGE BONDS, COLLATERAL SERIES B
                                being a series of
                              FIRST MORTGAGE BONDS


ORIGINAL ISSUE DATE:  June 23, 1998                MATURITY DATE:  June 30, 2038

THE FIRST MORTGAGE BONDS, COLLATERAL SERIES A (HEREINAFTER, "COLLATERAL BONDS"), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO CITIBANK, N.A., AS TRUSTEE (IN SUCH CAPACITY, THE "SENIOR TRUSTEE") UNDER AN INDENTURE, DATED AS OF JUNE 1, 1998, BETWEEN THE COMPANY AND THE SENIOR TRUSTEE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE THERETO DATED AS OF JUNE 18, 1998 (AS SO SUPPLEMENTED, THE "SENIOR INDENTURE"). THE COLLATERAL BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF $75,000,000 AGGREGATE PRINCIPAL AMOUNT OF RESETABLE MANDATORY PUTABLE/REMARKETABLE SECURITIES DUE JUNE 30, 2038 (THE "RELATED NOTES") ISSUED PURSUANT TO THE SENIOR INDENTURE.

THE COLLATERAL BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR TRUSTEE) UNTIL THE EARLIER OF THE RELEASE DATE (AS DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED NOTES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.

THE INTEREST RATE ON THE COLLATERAL BONDS SHALL AT ALL TIMES BE IDENTICAL TO THAT OF, AND SHALL BE ESTABLISHED IN THE MANNER SET FORTH IN, THE RELATED NOTES, A FORM OF WHICH IS ANNEXED HERETO AS APPENDIX I.

THE INTEREST PAYMENT DATES IN RESPECT OF THE COLLATERAL BONDS SHALL AT ALL TIMES BE IDENTICAL TO THOSE OF, AND SHALL BE ESTABLISHED IN THE MANNER SET FORTH IN, THE RELATED NOTES.

THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, THE COLLATERAL BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE RELATED NOTES.

THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE RELATED
NOTES.



     MICHIGAN CONSOLIDATED GAS COMPANY (hereinafter called the "Company"), a corporation of the State of Michigan, for value received, hereby promises to pay to CITIBANK, N.A., as trustee for the benefit of the holders of the Related Notes, or registered assigns (in such capacity, the "Senior Trustee"), the sum of SEVENTY-FIVE MILLION DOLLARS ($75,000,000)
on the Maturity Date specified above, at the corporate trust office of the Mortgage Trustee hereinafter named in the Borough of Manhattan, The City of New York, New York, or at the principal office of any successor in trust, in lawful money of the United States of America, and to pay interest thereon at the Interest Rate(s) from time to time specified in or determined pursuant to the Related Notes, in like lawful money payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York on such interest payment date(s) and on the Maturity Date (each an "Interest Payment Date") as provided in the Related Notes, from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid, commencing on the Interest Payment Date next succeeding the Original Issue Date, until the Company's obligation with respect to the payment of such principal sum shall be discharged as provided in the Secured Indenture hereinafter mentioned and the Senior Indenture. If the date of the Collateral Bonds represented by this certificate is after a Record Date (as defined below) with respect to any Interest Payment Date and prior to such Interest Payment Date, then payment of interest shall commence on the second Interest Payment Date succeeding such date. If the Company shall default in the payment of interest due on any Interest Payment Date, then interest shall be payable from the next preceding Interest Payment Date to which interest has been paid, or, if no such interest has been paid on the Collateral Bonds represented by this certificate, from the Original Issue Date. So long as there is no existing default in the payment of interest, the person in whose name the Collateral Bonds represented by this certificate were registered at the close of business on the relevant Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, except that if the Company shall default in the payment of interest due on such Interest Payment Date, such defaulted interest shall be paid to the person in whose name the Collateral Bonds represented by this Certificate are registered on the Record Date for the Interest Payment Date fixed by the Company for the payment of such defaulted interest, provided that in no case shall such Record Date be less than ten days after notice thereof shall have been mailed to all registered holders of Collateral Bonds. The term "Record Date" as used herein with respect to any Interest Payment Date shall mean the last Business Day which is more than ten calendar days prior to such Interest Payment Date.

         "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the city of New York are required or authorized to close and, in the case of Related Notes in the Floating Rate Mode (as defined in the form of Related Note), a day that is also a London Business Day. "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         The bonds represented by this certificate, of the series hereinafter specified, are bonds of the Company (herein called the "bonds") known as its "First Mortgage Bonds," issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust dated as of March 1, 1944, duly executed by the Company to City Bank Farmers Trust Company (now known as Citibank, N.A., successor trustee, as "Mortgage Trustee") and Ralph E. Morton (Robert T. Kirchner, successor individual trustee and, together with Citibank, N.A., the "Secured Trustees") as restated in Part II of the Twenty-ninth Supplemental Indenture dated as of July 15, 1989, which became effective on April 1, 1994, to which indenture and all indentures supplemental thereto executed on and after July 15, 1989 reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the bonds are, and are to be, issued and secured, and the rights of the holders of the bonds and of the Secured Trustees in respect of such security (which indenture and all indentures supplemental thereto, including the Thirty-fifth Supplemental Indenture dated as of June 18, 1998, are hereinafter collectively called the "Secured Indenture"). As provided in the Secured Indenture, the bonds may be for various principal sums and are issuable in series, which may mature at different times, may bear interest at different rates and may otherwise vary as therein provided. The bonds represented by this certificate are part of a Series designated "Collateral Bonds," herein called Collateral Bonds, created by the Thirty-fifth Supplemental Indenture dated as of June 18, 1998, as provided for in the Secured Indenture.

         With the consent of the Company and to the extent permitted by and as provided in the Secured Indenture and the Senior Indenture, the rights and obligations of the Company and/or the rights of the holders of the Collateral Bonds of the Thirty-second Series and/or the terms and provisions of the Secured Indenture may be modified or altered by such affirmative vote or votes of the holders of the Related Notes then outstanding as are specified in the Senior Indenture.

         The Collateral Bonds shall be redeemed if and to the extent Related Notes are redeemed, as provided in the Senior Indenture with respect to the Related Notes and in the Related Notes.

         In case an event of default as defined in the Secured Indenture or the Senior Indenture shall occur, the principal of the Collateral Bonds may become or be declared due and payable in the manner, with the effect, and subject to the conditions provided in the Secured Indenture and the Senior Indenture.

         The Senior Trustee has agreed pursuant to the Senior Indenture to hold the Collateral Bonds as collateral for the benefit of the holders of the Related Notes under all circumstances and not to transfer (except to a successor trustee) such Collateral Bonds until the earlier of the Release Date or the prior retirement of the Related Notes through redemption, repurchase or otherwise. "Release Date" means the date on which all First Mortgage Bonds of the Company issued and outstanding under the Secured Indenture, other than the Collateral Bonds, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise provided that no default or event of default has occurred and is continuing under the Senior Indenture. On the Release Date, the Senior Trustee shall deliver to the Company for cancellation all Collateral Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Related Notes of the occurrence of the Release Date. As a result, on the Release Date, the Collateral Bonds shall cease to secure the Related Notes. Following the Release Date, the Company shall cause the Secured Indenture to be closed, and the Company shall not issue any additional Collateral Bonds to be issued thereunder. From and after the Release Date, the Company's obligations in respect of the Collateral Bonds shall be satisfied and discharged.

         No recourse shall be had for the payment of the principal of, or the interest on, the Collateral Bonds, or for any claim based hereon or otherwise in respect of the Collateral Bonds or the Secured Indenture, Senior Indenture or any indenture supplemental to either thereof, or against any incorporator, stockholder, director or officer, past, present or future, of the Company, as such, or any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being waived and released by the owner hereof and every owner of any Related Note by the acceptance of the Collateral Bonds or such Related Note, as the case may be, and as part of the consideration for the issue thereof, and being likewise waived and released pursuant to the Secured Indenture and the Senior Indenture.

         The Collateral Bonds shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been manually executed by the Mortgage Trustee or its successor in trust under the Secured Indenture.

         IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this certificate to be executed under its name with the signature of its Chairman, Chief Executive Officer, President, Vice Chairman or a Vice-President, or any other officer selected by the Board of Directors, under its corporate seal, which may be a facsimile, attested with the signature of its Secretary or one of its Assistant Secretaries.

Dated:  June 23, 1998

                                         MICHIGAN CONSOLIDATED GAS COMPANY

                                     By
                                         President and Chief Executive Officer

Attest:



                                         Secretary

         The bonds represented by this certificate constitute Collateral Bonds of the series designated and described in the within-mentioned Secured Indenture.

                                         CITIBANK, N.A., as Mortgage Trustee


                                     By
                                         Authorized Officer

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